SAFETY-KLEEN CORP.
                         1301 Gervais Street, Suite 300
                         Columbia, South Carolina 29201
                                 (803) 933-4200

Writer's Direct Dial:
(803) 933-4274

Writer's Direct Fax:
(803) 933-4340

Writer's Direct E-mail:
sdejames@safety-kleen.com

                                                                   May 27, 1999

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                         Re: Current Report on Form 8-K
                             Safety-Kleen Corp.
                             SEC File No. 1-8368
                             ---------------------------
Ladies and Gentlemen:

     On behalf of Safety-Kleen Corp., a Delaware corporation (the "Company"), enclosed for filing via EDGAR is a current report on Form 8-K.

     If you have any questions or comments concerning the enclosed materials, please call me.

                                                     Very truly yours,

                                                     /s/ Shawn Lavery DeJames

                                                     Shawn Lavery DeJames
                                                     Corporate Counsel

Enclosure
cc:      John C. Kennedy, Esq. (w/enclosure)
         Brian Nicholson, The New York Stock Exchange, Inc. (w/enclosure)
         Tina Cheng, Pacific Exchange, Inc. (w/enclosure)
         Standard & Poor's (w/enclosure) Moody's Investor Service (w/enclosure) Anthony Barone, SEC (w/enclosure)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
             May 27, 1999 (August 31, 1998) Date of Report (Date of
                            earliest event reported)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                            1-8368                           51-0228924

(State or other                   (Commission                      (IRS Employer
 jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 7.  Financial Statements, ProForma Financial Information and Exhibits

a) The unaudited pro forma combined financial information for the year ended August 31, 1998 is as follows:


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to (i) the "Company," "we" or "our" are to Safety-Kleen Corp. and its subsidiaries, (ii) "Safety-Kleen Services" are to Safety-Kleen Services, Inc. (formerly known as LES, Inc.) and its subsidiaries and (iii) "Old Safety-Kleen" are to Safety-Kleen Systems, Inc. (formerly known as Safety-Kleen Corp.), the acquisition of which we completed in May 1998. All information in the unaudited pro forma combined financial information has been adjusted to reflect the one for four reverse stock split of our common stock, which was effected at the close of business on November 30, 1998.

The accompanying unaudited pro forma combined statement of income for fiscal 1998 gives effect to the acquisition of Old Safety-Kleen and certain related transactions as if they occurred on September 1, 1997. Since the acquisition of Old Safety-Kleen occurred prior to August 31, 1998 and is reflected in the consolidated balance sheet as of that date, we have not presented pro forma combined balance sheet information.

At the time of the acquisition of Old Safety-Kleen, we believed that selling, general and administrative cost consolidation, the consolidation of collection and processing facilities, the increased utilization of remaining facilities and the internalization of various waste streams resulting from the acquisition of Old Safety-Kleen would generate annual cash cost savings of approximately $103.5 million to $165 million. The unaudited pro forma combined financial information has not been adjusted for the potential cost savings yet to be realized.

The unaudited pro forma combined financial statement does not purport to represent what our results of operations would have been had the acquisition of Old Safety-Kleen occurred on the date indicated or to predict our results of operations in the future. The unaudited pro forma combined financial statement should be read in conjunction with our consolidated financial statements appearing elsewhere in this document.

                               SAFETY-KLEEN CORP.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                       For the Year Ended August 31, 1998
                                   (Unaudited)
                (dollars in thousands, except per share amounts)


                                         Historical        Historical
                                           Laidlaw        Safety-Kleen       Pro Forma            Pro Forma
                                        Environmental        Corp.          Adjustments           Combined
                                        -------------        -----          -----------           ---------

Revenues                                 $1,185,473         $569,508           $     -           $1,754,981
                                         ----------         --------           -------           ----------
Expenses:
  Operating                                 797,382          382,063                 -            1,179,445
  Depreciation and amortization              93,051           45,297            20,574  (D1)        158,922
  Selling, general and administrative       108,817           72,729                 -              181,546
  Restructuring and other charges            65,831                -                 -               65,831
                                         ----------                -                 -               ------
Total expenses                            1,065,081          500,089            20,574            1,585,744
                                         ----------         --------           -------           ----------
Operating income (loss)                     120,392           69,419           (20,574)             169,237
Interest expense                            107,697            9,358            71,365  (D2)        188,420
Other income (expense)                        7,657          (8,235)                 -                 (578)
                                         ----------         --------                 -           ----------
Income (loss) from continuing
  operations before income tax               20,352           51,826           (91,939)             (19,761)
Income tax expense (benefit)                  9,133           18,996           (31,198) (D3)        (3,069
                                         ----------         --------           --------          ----------
Income (loss) from continuing
  operations before minority interest        11,219           32,830           (60,741)             (16,692)
Minority interest (net of tax)                  269                -                 -                  269
                                         ----------         --------                 -           ----------
Net income (loss) from continuing
  operations                                $11,488          $32,830           $(60,741)         $  (16,423)
                                         ==========         ========           =========         ==========

Basic loss per share (D5)                                                                            $(0.19) (D4)
                                                                                                     ======
Weighted average common stock
  outstanding (000's)                                                                                87,255  (D4)
                                                                                                     ======

   See Accompanying Notes to Unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

A.  SUMMARY OF TRANSACTIONS

In May 1998, we completed the acquisition of Old Safety-Kleen in which we exchanged $18.30 and 0.7 shares of our common stock for each outstanding share of common stock of Old Safety-Kleen. The total consideration of approximately $2.2 billion, including debt assumed and transaction costs, was comprised of approximately $1.5 billion cash and 41.6 million shares of our common stock.

In connection with the acquisition of Old Safety-Kleen, Safety-Kleen Services established the Senior Credit Facility through an affiliate of TD Securities
(USA) Inc. The Senior Credit Facility is secured by all of our domestic tangible assets and the tangible assets of certain of our subsidiaries. In addition, all of the capital stock of our wholly-owned domestic subsidiaries has been pledged as part of such security for the Senior Credit Facility, and such subsidiaries have guaranteed Safety-Kleen Services' obligations.

On May 29, 1998, Safety-Kleen Services issued the Safety-Kleen Services Notes in a private offering under Rule 144A under the Securities Act. The net proceeds from the sale of the Safety-Kleen Services Notes were approximately $316 million. The net proceeds were used to repay a portion of the borrowings outstanding under the Senior Credit Facility. The payment of the Safety-Kleen Services Notes is guaranteed on a senior subordinated basis by us and is jointly and severally guaranteed on a senior subordinated basis by our wholly-owned domestic subsidiaries (other than Safety-Kleen Services). No foreign direct or indirect subsidiary or non-wholly-owned domestic subsidiary is an obligor or guarantor with respect to the Safety-Kleen Services Notes.

B.  ACCOUNTING TREATMENT (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

The acquisition of Old Safety-Kleen was accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Old Safety-Kleen have been recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. Our operating results include the results of operations of Old Safety-Kleen from and after the date of the acquisition.

 The aggregate purchase price totals $2,015,243 and is comprised as follows:

     Old Safety-Kleen common stock outstanding at March 28, 1998     60,052,141
     Common stock acquired by us prior to the acquisition              (601,100)
                                                                     ----------
     Common stock acquired by us in the acquisition                  59,451,041
                                                                     ==========

     Cash cost at $18.30 per share of common stock acquired,
         including cost of fractional shares                         $1,087,963
     Cost of additional shares of  our common stock issued:
       Number of shares of our common stock issued at
          Exchange Ratio of 0.7                                      41,615,088
     Price per share                                                     $16.50
               Total cost                                               686,649
                                                                      1,774,612
     Cost of Old Safety-Kleen common stock acquired by us
         prior to the acquisition                                        13,000
     Transaction costs, including stock options and severance           152,631
     Termination fees associated with prior merger agreement             75,000
                                                                     ----------
               Total purchase price                                  $2,015,243
                                                                     ==========


The price per share of our common stock issued at $16.50 was the average of the closing New York Stock Exchange market price for the three trading days prior to and the three trading days immediately following and including March 16, 1998, the date of the merger agreement.

The purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition as follows:

     Current assets                                                    $231,351
     Property, plant and equipment                                    1,712,314
     Goodwill                                                         1,048,618
     Other assets                                                        14,680
     Current liabilities                                               (127,092)
     Deferred income taxes                                             (438,449)
     Other deferred items                                              (208,321)
     Long-term debt                                                    (217,858)
                                                                     ----------
               Total purchase price                                  $2,015,243
                                                                     ==========

C.  Basis of Presentation

The  unaudited pro forma  combined  statement of income for fiscal 1998 has been
adjusted  for  the   acquisition  of  Old   Safety-Kleen   and  certain  related
transactions as if they had occurred as of September 1, 1997.

Since the acquisition of Old Safety-Kleen occurred prior to August 31, 1998 and is reflected in the consolidated balance sheet as of that date, we have not presented pro forma combined balance sheet information. The unaudited pro forma combined statement of income for fiscal 1998 includes our results (which include Old Safety-Kleen since April 1, 1998) for the twelve months ended August 31, 1998 and the results of Old Safety-Kleen for the aggregate of the 17 weeks ended January 3, 1998 and the 12 weeks ended March 28, 1998.

The acquisition has been presented using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon management's best estimate of the fair values at the time of the acquisition. Areas of particular complexity include valuation of long-lived assets, environmental liabilities, pre-acquisition contingencies and the related deferred tax consequences. The determination of the fair value of these items has been substantially complete. The goodwill acquired is being amortized over 40 years on a straight-line basis.

The unaudited pro forma combined financial information does not purport to be indicative of our combined results of operations had the acquisition of Old Safety-Kleen occurred on the date specified, nor are they indicative of our future results of operations. The unaudited pro forma combined financial information has not been adjusted for the potential cost savings yet to be realized.

D.  PRO FORMA ADJUSTMENTS (DOLLARS AND SHARES IN THOUSANDS)

The following adjustments have been made to the unaudited pro forma combined statement of income to reflect the acquisition of Old Safety-Kleen using the purchase method of accounting:

1. To adjust depreciation and amortization expense to reflect the fair value value adjustment of property, plant and equipment and the effect of the acquisition on goodwill amortization, as follows:

                                                               Fiscal Year Ended
                                                                August 31, 1998
                                                               -----------------
      To eliminate Old Safety-Kleen's estimated historical
        intangible and other asset amortization expense                $(11,579)
      To record amortization expense related to goodwill as
        a result of the acquisition                                      15,292
      To record depreciation expense related to the write-up
        of property, plant and equipment (primarily buildings
        and land improvements) to estimated fair value                   16,861
                                                                       --------
               Total adjustment                                        $ 20,574
                                                                       ========

2. To adjust interest expense for the impact of the additional long-term debt associated with the acquisition, as follows:

                                                               Fiscal Year Ended
                                                                August 31, 1998
                                                               -----------------

      To eliminate Old Safety-Kleen historical interest             $(9,358)
        expense
      To eliminate interest expense on refinanced debt of the
        Company                                                     (17,491)
      To record interest expense on $1,531,048 of borrowings
        at 8.5% (1) under the Senior Credit  Facility                 75,914
      To record interest expense on the Safety-Kleen Services         22,300
                                                                     -------
         Notes issued May 29, 1998
             Total adjustment                                        $71,365
                                                                     =======

    (1) Calculated based on current rates pursuant to the terms of the Senior Credit Facility, other costs and the effect of interest rate swap agreements.

3. To adjust income taxes (benefits) to record the pro forma income taxes (benefits) as computed under SFAS 109 on pro forma pre-tax income
        (loss).

4. Pro forma weighted average common stock outstanding comprises:

                                                               Fiscal Year Ended
                                                                August 31, 1998
                                                               -----------------

        Shares of common stock outstanding                           87,745
                                                                     ======
        Historical weighted average shares outstanding               62,321
        Adjustment for acquisition                                   24,934
                                                                     ------
        Pro forma weighted average total                             87,255
                                                                     ======

        Basic pro forma loss per share                               $(0.19)
                                                                     =======

4. Diluted earnings per share amounts, which reflect the assumption that holders of options and the PIK Debenture exercise all of their options to acquire our common stock or convert the PIK Debenture, have not been included for the year ended August 31, 1998 as the effect of such inclusion would be anti-dilutive.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SAFETY-KLEEN CORP.




                                         By:    /s/ Kenneth W. Winger
                                            -------------------------
                                         Kenneth W. Winger, President
                                         and Chief Executive Officer


Date: May 27, 1999